UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: June 12, 2007 (Date of earliest event reported)
Kayne Anderson Energy Development Company (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00725 (Commission File Number)	20-4991752 (IRS Employer Identification Number)

717 Texas Avenue, Suite 3100, Houston,TX (Address of principal executive offices)		77002 (Zip Code)
713-493-2020 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On June 11, 2007, Kayne Anderson Energy Development Company, a Maryland corporation (the "Company"), borrowed $22,000,000 pursuant to that certain Senior Secured Revolving Credit Agreement (the "Investment Credit Agreement") dated as of June 4, 2007 among the Company, the lenders party thereto, SunTrust Bank, as administrative agent for the lenders, and Citibank, N.A. as syndication agent, in connection with a portfolio investment by the Company. The Company had not previously borrowed any amounts pursuant to the Investment Credit Agreement.

Under the Investment Credit Agreement, the lenders have agreed to extend revolving credit to the Company in an amount not to exceed $100,000,000, which includes a $10,000,000 letter of credit subfacility and a $10,000,000 swing line facility; however, the Company has the ability to increase the credit available under the Investment Credit Agreement to an amount not to exceed $250,000,000 by obtaining additional commitments from existing lenders or new lenders. The Investment Credit Agreement has a three year term and bears interest, at the Company's option, at either (i) LIBOR plus 125 basis points or (ii) the prime rate plus 25 basis points. Proceeds from the Investment Credit Agreement will be used to supplement the Company's equity capital to make portfolio investments.

Under the Investment Credit Agreement, all amounts borrowed by the Company could, at the election of lenders holding more than 50% the aggregate amount then outstanding, become immediately due and payable upon the occurrence of any of the following events: (a) the Company shall fail to pay any principle on any amount borrowed pursuant to the Investment Credit Agreement when due; (b) the Company shall fail to pay any interest on any amount borrowed pursuant to the Investment Credit Agreement when due, and such failure shall continue unremedied for a period of three (3) business days; (c) any representation or warranty made by the Company or any of its subsidiaries in connection with the Investment Credit Agreement or the borrowing of funds pursuant to the Investment Credit Agreement, or any certificate, report, financial statements or other document submitted by the Company to the lenders or their representatives shall prove to be incorrect when made or deemed made or submitted; (d) the Company shall fail to observe or perform any covenant or agreement it is obligated to observe or perform under the Investment Credit Agreement (and, for certain covenants or agreements, the failure remains unremedied for 30 days after the earlier of the time the Company becomes aware of the failure or receives notice of the failure); (e) the Company fails to maintain certain financial ratios, and such failure continues for five days after the Company has received notice of such failure; (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation or reorganization of the Company or (ii) the appointment of a trustee or custodian for a substantial part of the Company's assets, and in each case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving such action shall be entered; (g) the Company shall become unable to pay, admit in writing its inability to pay or fail to pay its debts as they come due; (h) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company; (i) any non-monetary judgment or order shall be rendered against the Company that could reasonably expect to have a materially adverse effect on the business of the Company, the ability of the Company to perform its obligations under the Investment Credit Agreement, the rights and remedies of any of the other parties to the Investment Credit Agreement, or the enforceability of the Investment Credit Agreement; (j) the Company is deemed to have undergone a "Change in Control" by virtue of the sale of substantially all of its assets, the acquisition or ownership of more than 35% of the Company's voting stock by any person or group of persons, the occupation of a majority of non-vacant seats on the Company's board of directors by individuals not nominated by the current board of directors, or KA Fund Advisors, LLC (or a subsidiary thereof) ceases to be the investment advisor to the Company; (k) the lenders' liens on the collateral provided by the Company in connection with amounts borrowed under the Investment Credit Agreement shall not be valid and perfected; or (l) any document evidencing a valid security interest of the lenders ceases to be valid and binding on the Company (or any applicable subsidiary of the Company). In addition, all amounts borrowed by the Company will immediately become due and payable, without any action by the lenders, upon the occurrence of either of the following events: (m) the Company shall fail to pay principal of or premium or interest in any indebtedness of aggregate principal amount exceeding $5,000,000 when such principal, premium or interest shall become due and payable, and such failure shall remain unremedied for any relevant grace period or such indebtedness shall become due and payable; or (n) the Company shall seek liquidation, reorganization or other relief under any federal, state or foreign bankruptcy law, or consent to the institution of any such proceeding, or apply for or consent to the appointment of a custodian or trustee for a substantial part of its assets.

The obligations under the Investment Credit Agreement are secured by substantially all of the Company's assets, and are guarantied by the Company's existing and future subsidiaries, other than special purpose subsidiaries. The Investment Credit Agreement contains affirmative and reporting covenants and certain financial ratio and restrictive covenants, including: (a) maintaining a ratio, on a consolidated basis, of total assets (excluding collateral under that certain Treasury Secured Revolving Credit Agreement (the "Treasury Credit Agreement") dated as of June 4, 2007) less liabilities (other than indebtedness) to aggregate indebtedness (excluding indebtedness under the Treasury Credit Agreement and non-recourse indebtedness of special purpose subsidiaries) of the Company and its subsidiaries, of not less than 2.50:1.0, (b) maintaining the value of the portion of the Company's portfolio that can be converted into cash within specified time periods and valuations at no less than 10% of the principal amount outstanding under the Investment Credit Agreement (less fully cash collateralized letters of credit) during any period when adjusted outstanding principal amounts exceed a specified threshold percentage of the Company's adjusted borrowing base, (c) maintaining a consolidated shareholders equity at each fiscal quarter end of not less than the greater of: 40% of the consolidated total assets of the Company and its subsidiaries, and $100,000,000 plus 25% of the net proceeds from any sales of equity securities by the Company and its subsidiaries subsequent to the closing of the Investment Credit Agreement, (d) limitations on additional indebtedness, (e) limitations on liens, (f) limitations on mergers and other fundamental changes, (g) limitations on dividends and other specified restricted payments, (h) limitations on disposition of assets, (i) limitations on transactions with affiliates, (j) limitations on agreements that prohibit liens on properties of the Company and its subsidiaries, (k) limitations on sale and leaseback transactions, (l) limitations on specified hedging transactions, (m) limitations on changes in accounting treatment and reporting practices, (n) limitations on specified amendments to the Company's investment management agreement during the continuance of a default, (o) limitations on the aggregate amount of unfunded commitments, and (p) limitations on establishing deposit, securities or similar accounts not subject to control agreements in favor of the lenders. The Investment Credit Agreement also contains customary representations and warranties and events of default.

From time to time, certain of the lenders and their affiliates may provide customary commercial, brokerage, financial and investment banking services to the Company.

Item 8.01. Other Events

Kayne Anderson Energy Development Company, Lightfoot Capital Partners, LP and Tortoise Capital Resources Corporation announce formation of International Resource Partners LP

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Kayne Anderson Energy Development Company dated June 12, 2007

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2007	KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY By: /s/ David Shladovsky David Shladovsky Secretary and Chief Compliance Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Kayne Anderson Energy Development Company dated June 12, 2007